Exhibit 4.3


                             STEINER LEISURE LIMITED

                              AMENDED AND RESTATED

                      1996 SHARE OPTION AND INCENTIVE PLAN




                            ADOPTED OCTOBER 29, 1997





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STEINER LEISURE LIMITED AMENDED AND RESTATED 1996 SHARE OPTION AND
INCENTIVE PLAN

1.       PURPOSE.

         The purpose of the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan (hereinafter referred to as this "Plan") is to
(i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified, officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving awards to participate in the growth of the Company.

2.       DEFINITIONS.

         2.1      "BOARD" means the Board of Directors of the Company.

         2.2 "CHANGE IN CONTROL" A Change in Control of the Company shall be deemed to occur if any of the following circumstances have occurred after the closing of initial public offering of the Shares:

                  (i) any transaction as a result of which a change in control of the Company would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

                  (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question, more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or

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                                   arrangements  consummated   with   the  prior
                                   approval of the Board;

                  (iii) during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

                  (iv) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Company commences soliciting proxies; and

                  (v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of share options or otherwise affects awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the award or awards accelerated, or otherwise affected by such change in control under such Change in Control Agreement.

         2.3 "CODE" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

         2.4 "COMMITTEE" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

         2.5 "DISABILITY" means "permanent and total disability"  as  defined in
Section 22(e)(3) of the Code.

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         2.6  "EMPLOYEE"  means any  employee  of the  Company  or any direct or indirect subsidiary of the Company (a "Subsidiary"), including officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

         2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         2.8 "EXERCISE PAYMENT" means a payment described in Section 8 upon the exercise of a Share Option.

         2.9 "FAIR MARKET VALUE," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on
Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Exchange Act 1934 by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

         2.10 "INCENTIVE STOCK OPTION" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

         2.11 "NON-QUALIFIED SHARE OPTION" means any Share Option granted to a Participant pursuant to this Plan which is not an ISO.


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         2.12  "OPTION  PRICE"  means  the  purchase  price  of  one  Share upon exercise of a Share Option.

         2.13 "PERFORMANCE AWARD" means an award described in Section 10 of this Plan.

         2.14 "RETIREMENT" means retirement from employment by the Company or any Subsidiary by a Participant who has attained the normal retirement age under any applicable retirement plan (which is qualified under Section 401(a) of the Code) of the Company in which such Participant participates.

         2.15 "RESTRICTED SHARES" means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

         2.16 "SETTLEMENT DATE" means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any award agreement) under which any such award was made.

         2.17   "SHARE" or "SHARES" means the common shares of the Company.

         2.18 "SHARE APPRECIATION" means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

         2.19    "SHARE APPRECIATION RIGHT"  or  "SAR"  means  an  award    that
entitles a Participant to receive an amount described in Section 7.2.

         2.20 "SHARE OPTION" or "OPTION" means an award that entitles a Participant to purchase one Share for each Option granted.

3.       PARTICIPATION.

         The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions,


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(ii) directors of the Company  or  (iii)  consultants  to  the  Company  or  any
Subsidiary.

4.       ADMINISTRATION.

         This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for award; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of award agreements between the participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5.       AWARDS.

         5.1 FORM OF AWARDS. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards. The Committee may require that any or all awards under this Plan be made pursuant to an award agreement between the Participant and the Company. Such award agreements shall be in such form as the Committee may approve from time to time. The Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may deem appropriate.

         5.2 MAXIMUM AMOUNT OF SHARES AVAILABLE. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 720,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company.

         5.3 ADJUSTMENT IN THE EVENT OF RECAPITALIZATION, ETC. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any

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special  distribution  to  the  shareholders,  the  Committee  shall  make  such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option awards or other awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

6.       SHARE OPTIONS.

         6.1 GRANT OF AWARD. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-Qualified Share Option.

         6.2 OPTION PRICE. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, to the extent any Share Option is an Incentive Stock Option, the Option Price in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

         6.3 TERMS OF OPTION. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-Qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one
(1) year following the date of grant of such award; (ii) the Participant's death; or (iii) a Change in Control.

         6.4  EXERCISE  OF  OPTION.  A  Non-Qualified  Share  Option   is   only
exercisable by a Participant who  is  an  Employee  while such Participant is in


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active  employment  with the Company or a Subsidiary  or within thirty (30) days after termination of such employment, except (i) during the three-year period after a Participant's death, Disability or Retirement; (ii) during a three-year period commencing on the date of a Participant's termination of employment by the Company or a Subsidiary other than for cause; (iii) during a three-year period commencing on the date of termination, by the Participant or the Company or a Subsidiary, of employment after a Change in Control unless such termination of employment is by the Company or a Subsidiary for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit other exceptions. A Non-Qualified Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

                  An ISO is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance; (ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, a Disability or by the Company or a Subsidiary other than for cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. An ISO may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

                  An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

         6.5 LIMITATION APPLICABLE TO ISOS. The aggregate Fair Market Value, determined as of the date the related Share Option is granted, of all Shares with respect to which ISOs are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other share option plan maintained by the Company, shall not exceed $100,000.

7.       SHARE APPRECIATION RIGHTS.

         7.1 GENERAL. The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such

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number of Shares,  not exceeding the number of Shares that the  Participant  may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

         7.2 AWARD. Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

         7.3 FORM OF SETTLEMENT. The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted at least six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

         7.4 RESTRICTIONS ON CASH EXERCISE. Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         7.5 RESTRICTIONS. An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.


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8.       EXERCISE PAYMENTS.

         The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9.       GRANTS OF SHARES.

         9.1 AWARDS. The Committee may grant, either alone or in addition to other awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

         9.2 RESTRICTED SHARE AWARD. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.


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10.      PERFORMANCE AWARDS.

         The Committee may grant, either alone or in addition to other awards granted under this Plan, awards of Shares based on the attainment, over a specified period, of individual performance targets or other parameters to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee, are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares, or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11.      GENERAL PROVISIONS.

         11.1 Any assignment or transfer of any awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the award.

         11.2 Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

         11.3 Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

         11.4 This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

         11.5 The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

12.      AMENDMENT, SUSPENSION, OR TERMINATION.

         12.1 GENERAL RULE. Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the

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where the securities of the Company are traded or applicable  law, the Board may suspend, terminate or amend this Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any awards previously granted to a Participant without the Participant's consent.

         12.2 COMPLIANCE WITH RULE 16b-3.  With respect to any person subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fail to so comply, it shall be deemed null and void.

13.      EFFECTIVE DATE AND DURATION OF PLAN.

         This Plan shall be effective on August 15, 1996. No award shall be granted under this Plan subsequent to August 15, 2006.

14.      TAX WITHHOLDING.

         The Company shall have the right to (i) make deductions from any settlement of an award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied, and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable award.

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